EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
NBT Bancorp Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of NBT Bancorp Inc. relating to the registration of shares for the NBT Bancorp Inc. Non-employee Directors' Restricted and Deferred Stock Plan filed under the Securities Act of 1933 of our audit report dated January 27, 2003, relating to the consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2002 which report appears in the December 31, 2002 Annual Report on Form 10-K of NBT Bancorp Inc., incorporated by reference herein.

Our report refers to the Company's adoption of changes in accounting for goodwill and other intangible assets.


                                          /S/ KPMG   LLP
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Albany, New York
July 29, 2003


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